Exhibit 4.1

AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY

as Irish Issuer,

AERCAP GLOBAL AVIATION TRUST

as U.S. Issuer,

and

AERCAP HOLDINGS N.V.

as Holdings

________________________

EIGHTH SUPPLEMENTAL INDENTURE

Dated as of July 11, 2024

to

INDENTURE

Dated as of October 29, 2021

________________________

THE GUARANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

-i-

-ii-

Exhibit A          Form of Fixed-Rate Reset Junior Subordinated Notes due 2055

-iii-

EIGHTH SUPPLEMENTAL INDENTURE, dated as of July 11, 2024 (this “Eighth Supplemental Indenture”), to the Indenture, dated as of October 29, 2021 (the “Original Indenture”), among AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY, a designated activity company limited by shares incorporated under the laws of Ireland with registered number 535682 (the “Irish Issuer”), AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the laws of Delaware (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers,” and each, an “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of the subsidiary guarantors party hereto or that becomes a guarantor pursuant to the terms of the Original Indenture (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, the Issuers, the Guarantors and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Notes (as defined in the Original Indenture) of the Issuers, to be issued in one or more Series;

WHEREAS, the Original Indenture provides, among other things, that the Issuers and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of Notes (as defined in the Original Indenture) of any Series pursuant to the Original Indenture;

WHEREAS, the Issuers (i) desire the issuance of Series of Notes (as defined in the Original Indenture) to be designated as hereinafter provided and (ii) have requested the Trustee to enter into this Eighth Supplemental Indenture for the purpose of establishing the forms and terms of the Notes (as defined in the Original Indenture) of such Series;

WHEREAS, the Issuers have duly authorized the creation of an issue of their Fixed-Rate Reset Junior Subordinated Notes due 2055 (the “Notes”), which expression includes any further Notes of such Series issued pursuant to Section 2.04 hereof; and

WHEREAS, all action on the part of the Issuers necessary to authorize the issuance of the Notes under the Original Indenture and this Eighth Supplemental Indenture (the Original Indenture, as supplemented by this Eighth Supplemental Indenture, being hereinafter called the “Indenture”) has been duly taken;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in order to establish the forms and terms of the Notes and in consideration of the acceptance of the Notes by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01          Definitions.

(a)          Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture.

(b)          The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

(c)          For all purposes of this Eighth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

“2045 Junior Subordinated Notes” means the 6.50% Fixed to Floating Rate Junior Subordinated Notes due 2045 issued by the U.S. Issuer.

“2079 Junior Subordinated Notes” means the Fixed-Rate Reset Junior Subordinated Notes due 2079 issued by Holdings.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC that apply to such transfer or exchange.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article III hereof substantially in the form of Exhibit A or Exhibit B hereto, as applicable, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“ECAPS Subordinated Notes” means the 5.90% Junior Subordinated Debenture due 2065 and the 6.25% Junior Subordinated Debenture due 2065, each issued by the U.S. Issuer (as successor to ILFC).

“First Reset Date” means March 10, 2030.

“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive business days immediately prior to the respective Reset Interest Determination Date as published in the most recent H.15, or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset

Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive business days immediately prior to the respective Reset Interest Determination Date as published under the heading “Treasury Constant Maturities” in the most recent H.15. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same rate determined for the prior Reset Interest Determination Date or, if the Five-year U.S. Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the First Reset Date, then the interest rate applicable for the Reset Period beginning on and including the First Reset Date will be deemed to be 6.950% per annum, which is the same interest rate as in effect from and including the Issue Date to, but excluding, the First Reset Date.

“Global Note Legend” means the legend set forth in Section 3.06, which is required to be placed on all Global Notes issued hereunder.

“Global Notes” means, individually and collectively, Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto, as applicable, and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.14 of the Original Indenture and Section 2.07 hereof.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto). The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second business day prior to the applicable Reset Date.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Interest Payment Date” means March 10 and September 10 of each year, commencing on March 10, 2025.

“Interest Payment Period” means the period from, and including, the applicable Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, except that the first Interest Payment Period shall be the period from, and including, the Issue Date to, but excluding, March 10, 2025.

“Issue Date” means July 11, 2024.

“Junior Claims” means (i) the ordinary shares of Holdings and the common stock or ordinary shares (or the equivalent thereof) of each Issuer and each Subsidiary Guarantor, (ii) unless the Issuers’ or the relevant Guarantor’s articles of association or constitution (or the equivalent thereof) expressly provide differently, any future shares in the relevant Issuer’s or Guarantor’s capital, respectively; (iii) the 2079 Junior Subordinated Notes and the guarantees thereof by any Issuer or Guarantor; and (iv) any future obligation of the relevant Issuer or Guarantor, as the case may be, that by its terms ranks junior to and not equal in right of payment with the Notes (and other Parity Indebtedness).

“Parity Indebtedness” means all existing and future principal, premium and interest in respect of (i) either Issuer’s or any Guarantor’s indebtedness for money borrowed, (ii) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by an Issuer or a Guarantor and (iii) all deferrals, renewals, extensions, refundings and guarantees of obligations of the type referred to in clauses (i) through (ii), in each case that rank or are expressed to rank equally with the Notes or the Guarantees, as the case may be, in distribution or payment of any amounts thereunder by the relevant Issuer or Guarantor and in the distribution of assets pursuant to any liquidation, insolvency, dissolution, reorganization or similar proceeding of the relevant Issuer or Guarantor. For the avoidance of doubt, the 2045 Junior Subordinated Notes and ECAPS Subordinated Notes (and, in each case, the guarantees thereof) shall constitute Parity Indebtedness ranking equally with the Notes and the 2079 Junior Subordinated Notes shall not constitute Parity Indebtedness.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Person” means any individual, corporation, unlimited liability company, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any Rating Organization in assigning equity credit to securities such as the Notes, as such methodology was in effect on the date of this prospectus supplement, that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the Notes by such Rating Organization would have been in effect had such methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such Rating Organization to the Notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the Notes by such Rating Organization had such methodology not been changed.

“Reset Date” means the First Reset Date and each date falling on the five year anniversary of the immediately preceding Reset Date.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the first day of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and, thereafter, each period from and including a Reset Date to, but excluding, the next following Reset Date.

“Senior Indebtedness” means (i) the principal, premium, if any, and interest in respect of (A) either Issuer’s or any Guarantor’s indebtedness for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by an Issuer or a Guarantor; (ii) all of either Issuer’s and any Guarantor’s capitalized lease obligations; (iii) all of either Issuer’s and any Guarantor’s, as applicable, obligations representing the deferred purchase price of property; and (iv) all deferrals, renewals, extensions, refundings and guarantees of obligations of the type referred to in clauses (i) through (iii); provided, however, that Senior Indebtedness does not include: (x) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the Notes; and (y) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables. For the avoidance of doubt, the 2045 Subordinated Notes and the ECAPS Subordinated Notes shall not constitute Senior Indebtedness and shall be Parity Indebtedness ranking equally in right of payment with the Notes.

SECTION 1.02          Other Definitions.

Term	Defined in Section

“Calculation Agent”	2.05
“Record Date”	2.05
“Change in Withholding Taxes”	2.11(a)(i)
“Change in Tax Classification”	2.11(a)(ii)
“Optional Deferral Period”	5.01(a)
“Exchange Act”	8.02(a)

ARTICLE II

DESIGNATIONS AND TERMS OF THE NOTES

SECTION 2.01          Title and Aggregate Principal Amount.  There is hereby created a Series of Notes designated: Fixed-Rate Reset Junior Subordinated Notes due 2055 in an initial aggregate principal amount of $750,000,000.

SECTION 2.02          Execution.  The Notes may forthwith be executed by the Issuers by manual, electronic or facsimile signature and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of Section 2.04 of the Original Indenture.

SECTION 2.03          Other Terms and Forms of the Notes.  The Notes shall have and be subject to such other terms as provided in the Original Indenture and this Eighth Supplemental Indenture and shall be evidenced by one or more Global Notes in the form of Exhibit A hereto, as applicable and as set forth in Section 2.07 hereof.

SECTION 2.04          Further Issues.  The Issuers may, from time to time, without the consent of the Holders of the Notes and in accordance with the Original Indenture and this Eighth Supplemental Indenture, create and issue further notes in an unlimited principal amount having the same stated maturity date and other terms under the Indenture as the Notes (except, if applicable, the initial Interest Payment Date and initial interest accrual date) so as to form a single Series with the Notes.  The Notes and any such further notes shall be treated as a single class for all purposes under this Indenture; provided that if any such further notes are not fungible with the Notes for U.S. Federal income tax purposes, such further notes will have a separate CUSIP, ISIN or other identifying number, if applicable.  Unless the context otherwise requires, all references to the Notes shall include any such further notes.

SECTION 2.05          Principal Amount; Maturity and Interest.

(a)          The Notes will be initially issued in an aggregate principal amount of $750,000,000 and will mature on March 10, 2055.  Payments of the principal of and interest on the Notes shall be made in Dollars, and the Notes shall be denominated in Dollars.

(b)          The Notes will bear interest (i) from and including the Issue Date to, but excluding, the First Reset Date at the rate of 6.950% per annum and (ii) from and including the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 2.720%, to be reset on each Reset Date. Subject to the Issuers’ right to defer interest payments described in SECTION 5.01, interest on the Notes is payable semi-annually in arrears on each Interest Payment Date, beginning on March 10, 2025, until the principal thereof is paid or made available for payment. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable will be paid to the Person in whose name such Note is registered, at the close of business on the Record Date next preceding such Interest Payment Date; provided that interest payable on the Maturity Date will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for, and that is not deferred pursuant to SECTION 5.01 hereof, will forthwith cease to be payable to the Holders on such Record Date and shall be paid to the Person in whose name such Note (or any Note issued upon registration of transfer or exchange thereof) is registered at the close of business on the record date for the payment of such defaulted interest established in accordance with Section 2.13 of the Original Indenture.

(c)          The “Record Date” for payment of interest will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date, unless such Note is registered to a holder other than the Depositary or a nominee of the Depositary, in which case the Record Date for payment of interest will be the close of business on the fifteenth calendar day preceding the applicable Interest Payment Date, whether or not a Business Day.

(d)          Unless the Issuers have delivered notice of redemption of all outstanding Notes, with such redemption to occur on or prior to the First Reset Date, the Issuers shall appoint a calculation agent (such agent, the “Calculation Agent”), which agent may be Holdings or any of its affiliates, with respect to the Notes prior to the Reset Interest Determination Date. The applicable interest rate for each Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. Promptly upon any such determination, the Calculation Agent will notify the Issuers, the Trustee and the Paying Agent of the interest rate for the Reset Period. The Calculation Agent’s determination of any interest rate, and its calculation of the amount of interest for any Reset Period beginning on or after the First Reset Date, will be on file at the Issuers’ principal offices, will be made available to any Holder upon request and will be final and binding in the absence of manifest error.

(e)          The Trustee will not be under an obligation (i) to monitor, determine or verify the unavailability or cessation of the Five-year U.S. Treasury Rate (or any other index), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any cessation of such Five-year U.S. Treasury Rate (or other index) or of the related replacement date, (ii) to select, determine or designate any alternative replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, or (iii) to select, determine or designate any replacement adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what conforming changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, the Trustee shall be entitled to conclusively rely on any determinations made by the Calculation Agent, the Issuers or their designee without independent investigation, and the Trustee will not have any liability for actions taken at the Issuers’ direction in connection therewith. The Trustee shall not be liable for the inability, failure or delay on its part to perform any of its duties in the Indenture as a result of the unavailability of the Five-year U.S. Treasury Rate or other applicable replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated hereby and reasonably required for the performance of such duties. The Trustee shall not be responsible or liable for the Issuers’ actions or omissions or for those of the Calculation Agent or any other designee of the Issuers, or for any failure or delay in the performance by Issuers, the Calculation Agent or the Issuers’ designee, nor shall the Trustee be under an obligation to oversee or monitor the performance of the Issuers, the Calculation Agent or that of the Issuers’ designee.

SECTION 2.06          Place of Payment.  The place of payment where the Notes issued in the form of Definitive Notes may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Notes issued in the form of Definitive Notes are payable and where the Notes may be surrendered for registration of transfer or exchange shall be the office or agency of the Issuers maintained for that purpose pursuant to Section 2.05 of the Original Indenture, and the office or agency maintained by the Issuers for such purpose shall initially be the Corporate Trust Office of the Trustee.  All payments on Notes issued in the form of Global Notes shall be made by wire transfer of immediately available funds to the Depositary and, at the option of the Issuers, payment of interest on the Notes issued in the form of Definitive Notes may be made by check mailed to registered Holders of such Notes.

SECTION 2.07          Form and Dating.

(a)          General.  The Notes will be substantially in the form of Exhibit A hereto. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Eighth Supplemental Indenture and the Issuers and the Trustee, by their execution and delivery of this Eighth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(b)          Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding principal amount of the Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Article III hereof.

SECTION 2.08          Depositary; Registrar.  The Issuers initially appoint DTC to act as Depositary with respect to the Global Notes.  The Issuers initially appoint the Trustee to act as the Registrar and the Paying Agent with respect to the Notes.

SECTION 2.09          Optional Redemption. The Issuers may redeem the Notes, at their option, in whole or in part on one or more occasions at a price equal to 100% of the principal amount of Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any Interest Payment Date.

SECTION 2.10          Right to Redeem at Rating Agency Event. The Issuers may redeem the Notes, at their option, in whole, but not in part, at 102% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date, at any time within 120 days after a Rating Agency Event.

SECTION 2.11          Right to Redeem at Tax Event.

(a)          The Issuers are entitled to redeem the Notes, at the option of the Issuers, at any time in whole but not in part, upon not less than 15 nor more than 45 days’ notice (which notice shall be irrevocable) to the Holders (with a copy to the Trustee) mailed by first-class mail to each Holder’s registered address, or delivered electronically if held by the Depositary, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) and Additional Amounts, if any, in the event that:

(A)          the Issuers have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts with respect to the Notes, and the Issuers cannot avoid such obligation by taking reasonable measures available to the Issuers (a “Change in Withholding Taxes”); or

(B)          there is more than an insubstantial risk that (i) the Notes are not, or will not be, debt for U.S. tax purposes or (ii) that the interest payable on the Notes is not, or will not be, deductible for Irish tax purposes (a “Change in Tax Classification”), in each case, as a result of:

(i)          a change in or an amendment (including any announced prospective change or amendment) to the laws (including any regulations, rulings or protocols promulgated and treaties enacted thereunder) of (i) in the case of a Change in Withholding Taxes, any Relevant Taxing Jurisdiction or (ii) in the case of a Change in Tax Classification, Ireland or the United States or any political subdivision or any authority or agency therein or thereof having power to tax; or

(ii)         any change in or amendment to, or the introduction of, any official position regarding the application, administration or interpretation of such laws, regulations, rulings, protocols or treaties (including a holding, judgment or order by a court of competent jurisdiction); or

(iii)        in the case of a Change in Tax Classification (but not a Change in Withholding Taxes), a threatened challenge asserted in writing in connection with an audit of the Issuers or any of their Subsidiaries or Affiliates, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which change, amendment, introduction of an official position or threatened challenge is announced, asserted or becomes effective on or after the date on which the Notes are issued (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date and for purposes of a Change in Withholding Taxes (but not a Change in Tax Classification), on or after such later date).

(b)          Notwithstanding the foregoing, in the event of a Change in Withholding Taxes, no notice of redemption will be given (i) earlier than 90 days prior to the earliest date on which the Issuers would be obliged to make such payment of Additional Amounts and (ii) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. In the event of a Change in Withholding Taxes, before the Issuers publish or mail or deliver notice of redemption of the Notes as described above, the Issuers will deliver to the Trustee an Officers’ Certificate stating that the Issuers cannot avoid their obligation to pay Additional Amounts by taking reasonable measures available to them and that all conditions precedent to the redemption have been complied with.  If the Issuers exercise their redemption right as a result of a Change in Withholding Taxes or a Change in Tax Classification, the Issuers will deliver to the Trustee an Opinion of Counsel from outside counsel stating (i) that all conditions precedent to the redemption have been complied with and (ii) that (a) in the case of a Change in Withholding Taxes, the Issuers would be obligated to pay Additional Amounts or (b) in the case of a Change in Tax Classification, there is more than an insubstantial risk that (i) the Notes are not, or will not be, debt for U.S. tax purposes or (ii) that the interest payable on the

Notes is not, or will not be, deductible for Irish tax purposes, in each case as a result of a change, amendment, introduction of an official position or threatened challenge described above, as applicable.

(c)          In the case of a Change in Withholding Taxes, this Section will apply mutatis mutandis to any jurisdiction in which any successor Person to an Issuer is incorporated or organized or any political subdivision or taxing authority or agency thereof or therein.

SECTION 2.12          Cancellation of Redemption.

(a)          Notwithstanding anything in this Indenture to the contrary, installments of interest on the Notes that are due and payable on any Interest Payment Date falling on or prior to a redemption date for the Notes will be payable on that Interest Payment Date to the Holders thereof as of the close of business on the relevant Record Date according to the terms of the Notes and the Indenture, except that, if the redemption date for any Notes falls on any day during an Optional Deferral Period, accrued and unpaid interest on such Notes will be paid on such redemption date to the persons entitled to receive the redemption price of such Notes. For the avoidance of doubt, the Interest Payment Date falling immediately after the last day of an Optional Deferral Period will not be deemed to fall on a day during such Optional Deferral Period.

(b)          If, at the time a notice of redemption is given, the Issuers have not effected satisfaction and discharge pursuant to Section 4.01 or defeasance of the Notes pursuant to Section 4.01 and such notice of redemption is not being given in connection with or in order to effect satisfaction and discharge or defeasance of the Notes, then, if the notice of redemption so provides, and at the Issuers’ option, the redemption may be subject to the condition that the Trustee shall have received, on or before the applicable redemption date, monies in an amount sufficient to pay the redemption price and accrued and unpaid interest on the Notes called for redemption to, but excluding, the redemption date. If monies in such amount are not received by the Trustee on or before such redemption date, such notice of redemption shall be automatically canceled and of no force or effect, such proposed redemption shall be automatically canceled and the Issuers shall not be required to redeem the Notes called for redemption on such redemption date. In the event that a redemption is canceled, the Issuers will, not later than the Business Day immediately following the proposed redemption date, deliver, or cause to be delivered, notice of such cancellation to the registered holders of the Notes called for redemption (which notice will also indicate that any Notes or portions thereof surrendered for redemption will be returned to the applicable Holders), and the Issuers will direct the Trustee to, and the Trustee will, promptly return any Notes or portions thereof that have been surrendered for redemption to the applicable holders.

ARTICLE III

TRANSFER AND EXCHANGE

SECTION 3.01          Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes shall be exchangeable pursuant to Section 2.08 of the Original Indenture for Definitive Notes if:

(a)          the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary;

(b)          the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(c)          an Event of Default with respect to the Notes represented by such Global Note shall have occurred and be continuing and the Holders of a majority in principal amount of such Notes have requested the Issuers to issue Definitive Notes.

Upon the occurrence of any of the preceding events in clause (a), (b) or (c) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Issuers and the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.09 and 2.11 of the Original Indenture.  A Global Note may not be exchanged for a Definitive Note other than as provided in this Section 3.01; however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.02 or 3.03 hereof.

SECTION 3.02          Transfer and Exchange of Beneficial Interests in the Global  Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Eighth Supplemental Indenture and the Applicable Procedures.  The transferor of such beneficial interest must deliver to the Registrar either:

(a)          both:

(A)          a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B)          instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(b)          both:

(A)          a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the

Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B)          instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in subclause (A) of this clause (b).

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the applicable Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.07 hereof.

SECTION 3.03          Transfer or Exchange of Beneficial Interests in Global Notes  for Definitive Notes.  Subject to the terms hereof, including Section 3.01 hereof, if any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.02 hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.07 hereof, and the Issuers will execute and the Trustee, upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture, will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.03 will be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

SECTION 3.04          Transfer and Exchange of Definitive Notes for Beneficial  Interests in Global Notes.  A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes for the applicable Series.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected at a time when a Global Note has not yet been issued, the Issuers will issue and, upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture, the Trustee will authenticate one or more Global Notes for the applicable Series in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

SECTION 3.05          Transfer and Exchange of Definitive Notes for Definitive  Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.05, the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

SECTION 3.06          Legend.  The following legend will appear on the face of all Global Notes issued under this Eighth Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Eighth Supplemental Indenture:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO ARTICLE III OF THE EIGHTH SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE ORIGINAL INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

SECTION 3.07          Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.12 of the Original Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

SECTION 3.08          General Provisions Relating to Transfers and Exchanges.

(a)          To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture.

(b)          No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06 and 9.04 of the Original Indenture).

(c)          The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(d)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e)          The Issuers will not be required:

(A)          to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Original Indenture and ending at the close of business on the day of selection;

(B)          to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)          to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(f)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(g)          The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.04 of the Original Indenture.

(h)          All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to Article III to effect a registration of transfer or exchange may be submitted by Electronic Means.

(i)          Each Holder agrees to indemnify the Issuers, the Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.  Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE IV

LEGAL DEFEASANCE, COVENANT DEFEASANCE
AND SATISFACTION AND DISCHARGE

SECTION 4.01          Legal Defeasance, Covenant Defeasance and Satisfaction and Discharge.  Article VIII of the Original Indenture (as modified herein) shall be applicable to the Notes.  The Issuers may defease the covenant contained in SECTION 5.01 of this Eighth Supplemental Indenture under the provisions of Section 8.03 of the Original Indenture.

ARTICLE V

OPTION TO DEFER INTEREST PAYMENTS

SECTION 5.01          Option to Defer Interest Payments.

(a)          So long as no Event of Default has occurred and is continuing with respect to the Notes, the Issuers may, at their option, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Notes for a period of up to 20 consecutive semi-annual Interest Payment Periods (each such period commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”).

(b)          During any Optional Deferral Period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes and this Indenture). In addition, during any Optional Deferral Period, interest on the deferred interest will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes and this Indenture), compounded semi-annually, to the extent permitted by applicable law. The Trustee shall not be responsible for determining the deferred interest or interest on the deferred interest during any Optional Deferral Period.

(c)          A deferral of interest payments may not end on a date other than an Interest Payment Date and may not extend beyond the Maturity Date of the Notes, and the Issuers may not begin a new Optional Deferral Period, and may not pay current interest on the Notes, until the Issuers have paid all accrued interest on the Notes, including any additional interest thereon accrued on the deferred interest, from the previous Optional Deferral Period. Once the Issuers pay all deferred interest payments on the Notes, including any additional interest accrued on the deferred interest, the Issuers may again defer interest payments on the Notes as described above, but not beyond the Maturity Date of the Notes.

(d)          The Issuers will give the Trustee written notice of their election to begin an Optional Deferral Period no later than the Business Day immediately preceding the Record Date for the next Interest Payment Date, which notice shall contain an instruction for the Trustee to forward such notice to the Holders of the Notes.

(e)          The Issuers’ failure to pay interest on any Interest Payment Date will itself constitute the commencement of an Optional Deferral Period with respect to the Notes unless the Issuers pay such interest within five Business Days after the Interest Payment Date, whether or not the Issuers provide a notice of deferral.

SECTION 5.02          Restrictions During an Optional Deferral Period.  During an Optional Deferral Period, the Issuers and the Guarantors will not:

(i)          declare or pay any distribution, dividend or comparable payment in respect of any of their respective Parity Indebtedness or Junior Claims, other than:

(A)          any distribution, dividend or comparable payment in respect of any Parity Indebtedness or Junior Claims in the form of securities, warrants, options or other rights where such securities, or the securities issuable upon exercise of such warrants, options or other rights, are the same securities as that on which the distribution, dividend or comparable payment is being paid are other Parity Indebtedness or Junior Claims;

(B)          any dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of rights, shares or other property under such plan, or the redemption or repurchase of any rights under such plan;

(C)          any distribution, dividend or comparable payment in respect of any Parity Indebtedness or Junior Claims in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors, consultants or independent contractors; and

(D)          any regularly scheduled dividend or distribution payments declared prior to the date that the applicable Optional Deferral Period commences; or

(ii)          repurchase or redeem any of their respective Parity Indebtedness or Junior Claims, other than:

(A)          as a result of a reclassification of Parity Indebtedness or Junior Claims for or into other Parity Indebtedness or Junior Claims, as the case may be;

(B)          the exchange, redemption or conversion of any Parity Indebtedness or Junior Claims for or into other Parity Indebtedness or Junior Claims, as the case may be;

(C)          purchases, redemptions or other acquisitions of any Parity Indebtedness or Junior Claims in connection with (i) any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors, consultants or independent contractors, (ii) a dividend reinvestment or shareholder share purchase plan or (iii) the satisfaction of their respective obligations pursuant to any contract outstanding at the beginning of the applicable Optional Deferral Period requiring such purchase, redemption or other acquisition;

(D)          the purchase of fractional interests in any Parity Indebtedness or Junior Claims pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged;

(E)          with the proceeds of a substantially contemporaneous sale of any Parity Indebtedness or Junior Claims;

(F)          payments on the Notes, any Parity Indebtedness or any guarantees of any of the foregoing, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full; and

(G)          payments of deferred interest or principal on, or repayment, redemption or repurchase of, any Parity Indebtedness or Junior Claims that, if not made, would cause the applicable Issuer or Guarantor to breach the terms of the instrument governing such Parity Indebtedness or Junior Claims.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01          Events of Default. Section 6.01 of the Original Indenture, entitled “Events of Default”, shall be modified with respect to the Notes as set forth below:

(a)          The reference in clause (3) to “Holdings or any Restricted Subsidiary” shall be deemed to be “the Issuers or any Guarantor”; and

(b)          Clause (4) shall not apply with respect to the Notes.

ARTICLE VII

SUBORDINATION

SECTION 7.01          Notes Subordinated to Senior Indebtedness.

(a)          The Issuer covenants and agrees, and each Holder of a Note, by its acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Notes and the payment of the principal of and interest on each and all of the Notes is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of Senior Indebtedness.

(b)          In the event (i) of any insolvency or bankruptcy proceedings or any receivership, liquidation, reorganization or other similar proceedings in respect of an Issuer or a substantial part of its property, or of any proceedings for liquidation, dissolution or other winding up of an Issuer, whether or not involving insolvency or bankruptcy, (ii) subject to the provisions of Section 7.02, that (x) a default shall have occurred with respect to the payment of principal of or interest on or other monetary amounts due and payable on any Senior Indebtedness, or (y) there shall have occurred an event of default (other than a default in the payment of principal or interest or other monetary amounts due and payable) in respect of any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and, in the cases of subclauses (x) and (y) of this clause (ii), such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (iii) that the principal of and accrued interest on the Notes shall have been declared due and payable pursuant to Section 6.02 of the Original Indenture and such declaration shall not have been rescinded and annulled, then in any such case:

(A)          the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money’s worth, before the Holders of any of the Notes are entitled to receive a payment on account of the principal of or interest on the indebtedness evidenced by the Notes;

(B)          any payment by, or distribution of assets of, an Issuer of any kind or character, whether in cash, property or securities, to which the Holders of any of the Notes or the Trustee would be entitled but for the provisions of this Article shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made to the holders of the indebtedness evidenced by the Notes or to the Trustee under this instrument; and

(C)          in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, an Issuer of any kind or character, whether in cash, property or securities, in respect of principal of or interest on the Notes or in connection with any repurchase by the Issuers of the Notes, shall be received by the Trustee or the Holders of any of the Notes before all Senior Indebtedness is paid in full, or provision made for such payment in money or money’s worth, such payment or distribution in respect of principal of or interest on the Notes or in connection with any repurchase by the Issuers of the Notes shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

SECTION 7.02          Disputes with Holders of Certain Senior Indebtedness.  Any failure by the Issuers to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by an Issuer or assumed or guaranteed, directly or indirectly, by an Issuer for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of this Section shall have been waived by an Issuer in the instrument or instruments by which such Issuer incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default under Section 7.01(b) if (a) the Issuer is disputing its obligation to make such payment or perform such obligation and (b) either (i) no final judgment relating to such dispute shall have been issued against the Issuer that is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, or (ii) in the event a judgment that is subject to further review or appeal has been issued, the Issuer shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

SECTION 7.03          Subrogation.  In the event of the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated (equally and ratably with the holders of all obligations of the Issuers that by their express terms are subordinated to Senior Indebtedness of the Issuers to the same extent as the Notes are subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuers applicable to the Senior Indebtedness until all amounts owing on the Notes shall be paid in full, and as between the Issuers and their creditors other than holders of such Senior Indebtedness, including the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Article that otherwise would have been made to the Holders shall be deemed to be a payment by the Issuers on account of such Senior Indebtedness, it being understood that the provisions of this Article are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

SECTION 7.04          Obligations of Issuers Unconditional.  Nothing contained in this Article or elsewhere in the Indenture or in the Notes is intended to or shall impair, as among the Issuers and their creditors other than the holders of Senior Indebtedness, including the Holders, the obligations of the Issuers, which are absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and other creditors of the Issuers other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Issuers received upon the exercise of any such remedy. Upon payment or distribution of assets of the Issuers referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of such Issuer is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other person making any payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuers, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 7.05          Payments on Notes Permitted.  Nothing contained in this Article or elsewhere in the Indenture or in the Notes shall affect (a) the obligations of the Issuers to make, or prevent the Issuers from making, payment of the principal of or interest on the Notes in accordance with the provisions hereof and thereof, except as otherwise provided in this Article or (b) the application by the Trustee of any money or U.S. Government Obligations deposited with it hereunder to the payment of the principal of or interest on the Notes or the retention of such payment by the Holders.

SECTION 7.06          Effectuation of Subordination by Trustee. Each Holder of Notes, by his/her acceptance thereof, authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his/her attorney-in-fact for any and all such purposes.

SECTION 7.07          Rights of Holders of Senior Indebtedness Not Impaired. No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Issuers or by any noncompliance by the Issuers with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

SECTION 7.08          Trustee not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of the Notes or to the Issuers or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Eighth Supplemental Indenture against the Trustee.

SECTION 7.09          Notice to Trustee.

(a)          The Issuers shall give prompt written notice to the Trustee of any fact known to the Issuers which would prohibit the making of any payment to or by the Trustee in respect of the Notes.  Failure to give such notice shall not affect the subordination of the Notes to Senior Indebtedness.  Notwithstanding the provisions of this or any other provision of this Eighth Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof at the address specified in Section 11.02 of the Original Indenture from the Issuers or a holder of Senior Indebtedness or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01 of the Original Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Responsible Officer of the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the payment of the principal, redemption price or interest, if any, as the case may be, in respect of any Note), the notice with respect to such money provided for in this Section 7.08, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

(b)          Subject to the provisions of Section 7.01 of the Original Indenture, the Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or agent on behalf of any such holder).  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person  to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.

SECTION 7.10          Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Eighth Supplemental Indenture or the Original Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 of the Original Indenture.

ARTICLE VIII

SUBORDINATION OF GUARANTEES

SECTION 8.01          Guarantees Subordinated to Senior Indebtedness.

(a)          The Guarantors covenant and agree, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that all payments pursuant to a Guarantee made by or on behalf of a Guarantor are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of Senior Indebtedness.

(b)          In the event (i) of any insolvency or bankruptcy proceedings or any receivership, liquidation, reorganization or other similar proceedings in respect of a Guarantor or a substantial part of its property, or of any proceedings for liquidation, dissolution or other winding up of a Guarantor, whether or not involving insolvency or bankruptcy, (ii) subject to the provisions of Section 8.02, that (x) a default shall have occurred with respect to the payment of principal of or interest on or other monetary amounts due and payable on any Senior Indebtedness of a Guarantor, or (y) there shall have occurred an event of default (other than a default in the payment of principal or interest or other monetary amounts due and payable) in respect of any Senior Indebtedness of a Guarantor, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and, in the cases of subclauses (x) and (y) of this clause (ii), such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (iii) that any payment pursuant to a Guarantee shall have been declared due and payable pursuant to Section 6.02 of the Original Indenture and such declaration shall not have been rescinded and annulled, then in any such case:

(A)          the holders of all Senior Indebtedness of the affected Guarantor shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment by the affected Guarantor in money or money’s worth, before the Holders of any of the Notes are entitled to receive a payment pursuant to a Guarantee;

(B)          any payment by, or distribution of assets of, the affected Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of any Notes or the Trustee would be entitled but for the provisions of this Article shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness of the affected Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness of the affected Guarantor remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution by the affected Guarantor is made to the holders of the indebtedness evidenced by the Notes or to the Trustee under this instrument pursuant to a Guarantee; and

(C)          in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the affected Guarantor of any kind or character, whether in cash, property or securities, in respect of a payment pursuant to a Guarantee, shall be received by the Trustee or the Holders of any Notes before all Senior Indebtedness of the affected Guarantor is paid in full, or provision made for such payment in money or money’s worth, such payment or distribution in respect of a payment pursuant to a Guarantee shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness of the affected Guarantor remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

In relation to any Guarantor incorporated under the laws of the Netherlands, this Section 8.01 also constitutes an agreement on ranking within the meaning of article 3:277(2) of the Netherlands Civil Code.

SECTION 8.02          Disputes with Holders of Certain Senior Indebtedness.  Any failure by a Guarantor to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by a Guarantor or assumed or guaranteed, directly or indirectly, by a Guarantor for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of this Section shall have been waived by such Guarantor in the instrument or instruments by which such Guarantor incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default under Section 8.01(b) if (a) the affected

Guarantor is disputing its obligation to make such payment or perform such obligation and (b) either (i) no final judgment relating to such dispute shall have been issued against the affected Guarantor that is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, or (ii) in the event a judgment that is subject to further review or appeal has been issued, the affected Guarantor shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

SECTION 8.03          Subrogation.  In the event of the payment in full of all Senior Indebtedness of an affected Guarantor, the holders of the Guarantees shall be subrogated (equally and ratably with the holders of all obligations of such Guarantor that by their express terms are subordinated to Senior Indebtedness of such Guarantor to the same extent as the Guarantees are subordinated and which are entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of such Guarantor applicable to the Senior Indebtedness until all amounts owing on the Guarantees shall be paid in full, and as between such Guarantor and its creditors other than holders of such Senior Indebtedness, including the Holders, no such payment or distribution made to the holders of such Senior Indebtedness by virtue of this Article that otherwise would have been made to the Holders shall be deemed to be a payment by such Guarantor on account of such Senior Indebtedness, it being understood that the provisions of this Article are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness of an affected Guarantor, on the other hand.

SECTION 8.04          Obligation of Guarantors Unconditional.  Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among a Guarantor and its creditors other than the holders of such Guarantor’s Senior Indebtedness, including the Holders, the obligation of a Guarantor, which is absolute and unconditional, to pay to the Holders an amount pursuant to the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and other creditors of such Guarantor other than the holders of such Guarantor’s Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of such Guarantor’s Senior Indebtedness in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.

Upon payment or distribution of assets of an affected Guarantor referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of such Guarantor is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other person making any payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of such Guarantor’s Senior Indebtedness and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 8.05          Payments on Guarantees Permitted.  Nothing contained in this Article or elsewhere in this Indenture or in the Notes shall affect (a) the obligations of the Guarantors to make, or prevent the Guarantors from making, payments pursuant to the Guarantees in accordance with the provisions hereof and thereof, except as otherwise provided in this Article or (b) the application by the Trustee of any money or U.S. Government Obligations deposited with it hereunder to any payment pursuant to any Guarantee or the retention of such payment by the Holders.

SECTION 8.06          Effectuation of Subordination by Trustee.  Each Holder of Notes, by his acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 8.07          Rights of Holders of Senior Indebtedness Not Impaired. No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantors or by any noncompliance by the Guarantors suers with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

SECTION 8.08          Trustee not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of the Notes or to the Guarantors or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Eighth Supplemental Indenture against the Trustee.

SECTION 8.09          Notice to Trustee.

(a)          The Issuers shall give prompt written notice to the Trustee of any fact known to the Guarantors which would prohibit the making of any payment to or by the Trustee in respect of the Notes.  Failure to give such notice shall not affect the subordination of the Guarantees to Senior Indebtedness.  Notwithstanding the provisions of this or any other provision of this Eighth Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof at the address specified in Section 11.02 of the Original Indenture from the Guarantors or a holder of Senior Indebtedness or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01 of the Original Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Responsible Officer of the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the payment of the principal, redemption price or interest, if any, as the case may be, in respect of any Note), the notice with respect to such money provided for in this Section 7.08, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

(b)          Subject to the provisions of Section 7.01 of the Original Indenture, the Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or agent on behalf of any such holder).  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person  to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.

SECTION 8.10          Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Eighth Supplemental Indenture or the Original Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 of the Original Indenture.

ARTICLE IX

COVENANTS

SECTION 9.01          Merger and Sale of Assets.  Sections 5.01, 5.02 and 5.04 of the Original Indenture shall be modified with respect to the Notes by replacing all references to “Restricted Subsidiary” with “Subsidiary”.

SECTION 9.02          SEC Reports and Reports to Holders.  Section 4.02 of the Original Indenture, entitled “SEC Reports and Reports to Holders”, shall be modified and replaced in its entirety with respect to the Notes as set forth below:

(a)          Holdings shall file with the Trustee, within 15 days after Holdings filed the same with, or furnished the same to, the SEC, copies of the annual reports and of the information, documents and other reports that, if Holdings is subject to the reporting requirements of either Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it files with, or furnishes to, the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If Holdings is not required to file with, or furnish to, the SEC information, documents or reports pursuant to either Section 13 or 15(d) of the Exchange Act, then the Indenture will require Holdings to file with the Trustee and file with, or furnish to, the SEC such reports, if any, as may be prescribed by the SEC pursuant to Section 314(a) of the Trust Indenture Act, within 15 days after Holdings filed the same with, or furnished to, the SEC.

(b)          For purposes of this covenant, Holdings will be deemed to have filed such information, documents and reports with the Trustee and the holders of the Notes when such information, documents and reports are filed with, or furnished to, the SEC via the EDGAR filing system (or any successor system), it being understood that the Trustee shall have no responsibility to determine if such filings have been made.

(c)          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 9.03          Other Amendments to the Original Indenture.  Sections 4.07, 4.09 and 4.10 of the Original Indenture shall not apply with respect to the Notes.

ARTICLE X

GUARANTEES

SECTION 10.01          Releases.  Section 10.03 (“Releases”) of the Original Indenture shall be modified with respect to the Notes by replacing all references to “Restricted Subsidiary” with “Subsidiary”. Sections 10.03(a)(ii) and 10.03(a)(iii) of the Original Indenture shall not apply with respect to the Notes.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01          Ratification of Original Indenture; Supplemental Indenture Part of Original Indenture.  Except as expressly amended hereby or set forth herein, the Original Indenture, including Section 11.18 thereof regarding submission to jurisdiction, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Eighth Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 11.02          Concerning the Trustee.  The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Eighth Supplemental Indenture or of the Notes.

SECTION 11.03          Multiple Originals; Electronic Signatures.  This Eighth Supplemental Indenture or any document to be signed in connection therewith may be executed by manual, electronic or facsimile signature in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  The exchange of copies of this Eighth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Eighth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Eighth Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “executed,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Eighth Supplemental Indenture or any  document to be signed in connection with this Eighth Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee, except such acceptance shall not be unreasonably withheld or delayed.

SECTION 11.04          GOVERNING LAW.  THIS EIGHTH SUPPLEMENTAL INDENTURE AND EACH NOTE OF THE SERIES CREATED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.05          Tax Treatment.  The Issuers and Guarantors agree, and by acquiring an interest in a Note each Holder and beneficial owner of a Note agrees, to treat the Notes as debt for U.S. federal, state and local tax purposes.

IN WITNESS WHEREOF, the parties have caused this Eighth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

SIGNED and DELIVERED as a DEED for
and on behalf of AERCAP IRELAND
CAPITAL DESIGNATED
ACTIVITY COMPANY, by	/s/ Ken Faulkner
as duly authorised signatory	Ken Faulkner
Attorney

in the presence of:

Signature of Witness:	/s/ Amy Smyth

Name of Witness:	Amy Smyth

Address of Witness:	Aviation House

Shannon, Co. Clare V14 AN29

Occupation of Witness:	Chartered Secretary

SIGNED and DELIVERED as a DEED for
and on behalf of AERCAP GLOBAL AVIATION TRUST, a Delaware statutory trust by AerCap Ireland Capital Designated Activity Company, its Regular Trustee, by	/s/ Ken Faulkner
as duly authorised attorney	Ken Faulkner
Authorized Signatory

in the presence of:

Signature of Witness:	/s/ Amy Smyth

Name of Witness:	Amy Smyth

Address of Witness:	Aviation House

Shannon, Co. Clare V14 AN29

Occupation of Witness:	Chartered Secretary

[Signature Page to Eighth Supplemental Indenture]

AERCAP HOLDINGS N.V.

By:	/s/ Risteard Sheridan
	Name:	Risteard Sheridan
	Title:	Attorney

AERCAP AVIATION SOLUTIONS B.V.

By:	/s/ Johan-Willem Dekkers
	Name:	Johan-Willem Dekkers
	Title:	For and on behalf of AerCap Group Services, B.V. Director

SIGNED and DELIVERED as a DEED by	/s/ Ken Faulkner
as duly authorised attorney of AERCAP IRELAND LIMITED	Ken Faulkner Attorney

in the presence of:

Signature of Witness:	/s/ Amy Smyth

Name of Witness:	Amy Smyth

Address of Witness:	Aviation House

Shannon, Co. Clare V14 AN29

Occupation of Witness:	Chartered Secretary

AERCAP U.S. GLOBAL AVIATION LLC

By:	/s/ Ken Faulkner
	Name:	Ken Faulkner
	Title:	Authorized Signatory

INTERNATIONAL LEASE FINANCE CORPORATION

By:	/s/ Patrick Ross
	Name:	Patrick Ross
	Title:	Vice President

[Signature Page to Eighth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Terence Rawlins
	Name:	Terence Rawlins
	Title:	Vice President

[Signature Page to Eighth Supplemental Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP/ISIN: 00774MBK0 / US00774MBK09

Fixed-Rate Reset Junior Subordinated Notes due 2055

No. [ ] $[   ]

AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY and AERCAP GLOBAL AVIATION TRUST promise, jointly and severally, to pay to [    ] or registered assigns, the principal sum of [    ] Dollars on March 10, 2055 or such greater or lesser amount as may be indicated in Schedule A hereto.

Interest Payment Dates: March 10 and September 10

[The Record Date shall be the close of business on the Business Day (as defined herein) immediately preceding the Interest Payment Date.] / [The Record Date shall be the close of business on the fifteenth calendar day preceding the Interest Payment Date whether or not a Business Day.]

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

SIGNED and DELIVERED as a DEED for
and on behalf of AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY in the presence of:

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

SIGNED and DELIVERED as a DEED for
and on behalf of AERCAP GLOBAL AVIATION TRUST, a Delaware statutory trust by AerCap Ireland Capital Designated Activity Company, its Regular Trustee, by

as duly authorised attorney

in the presence of:

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one of the Fixed-Rate Reset Junior Subordinated Notes due 2055 referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

by
Authorized Signatory

[Reverse of Note]

Fixed-Rate Reset Junior Subordinated Notes due 2055

1.          Indenture

This Note is one of a duly authorized issue of Notes of the Issuers (as hereinafter defined), designated as their Fixed-Rate Reset Junior Subordinated Notes due 2055 (herein called the “Notes,” which expression includes any further notes issued pursuant to Section 2.04 of the Eighth Supplemental Indenture (as hereinafter defined) and forming a single Series therewith), issued and to be issued under an indenture, dated as of October 29, 2021 (the “Original Indenture”), as further supplemented by a eighth supplemental indenture, dated as of July 11, 2024 (the “Eighth Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), among AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY, a designated activity company limited by shares incorporated under the laws of Ireland with registered number 535682 (the “Irish Issuer”), AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the laws of Delaware (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers,” and each, an “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of Holdings’ subsidiaries signatory thereto or that becomes a Guarantor pursuant to the terms of the Indenture (the “Subsidiary Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized under the laws of the United States, as trustee (the “Trustee”).  Reference is hereby made to the Indenture and all indentures supplemental thereto relevant to the Notes for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuers and the Holders of the Notes.  Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

The Indenture imposes certain limitations on the ability of the Holdings, the Issuers and the Subsidiary Guarantors to merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of their respective property or assets in any one transaction or series of related transactions.

Each Note is subject to, and qualified by, all such terms as set forth in the Indenture, certain of which are summarized herein, and each Holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms.  To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern.

2.          Interest

The Issuers promise to pay interest on the principal amount of this Note at the rate specified in the Eighth Supplemental Indenture semi-annually in arrears on March 10 and September 10 of each year (each an “Interest Payment Date”), commencing March 10, 2025, from the most recent date on which interest has been paid or, if no interest has been paid, from and including July 11, 2024.  Interest shall be computed on the basis of a 360-day year of twelve 30 day months.

The interest so payable will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the Record Date immediately preceding the applicable Interest Payment Date. The Record Date shall be the close of business on the Business Day immediately preceding the applicable Interest Payment Date, unless this Note is registered to a holder other than The Depository Trust Company or a nominee of The Depository Trust Company, in which case the Record Date will be the close of business on the fifteenth calendar day preceding such Interest Payment Date whether or not a Business Day.

So long as no Event of Default has occurred and is continuing, the Issuers may, at their option, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on this Note for a period of up to 20 consecutive semi-annual Interest Payment Periods (each such period commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”), subject to the terms and conditions set forth in Article V of the Eighth Supplemental Indenture. During any Optional Deferral Period, interest on the Notes will continue to accrue as provided for in the Eighth Supplemental Indenture. Once the Issuers pay all deferred interest payments on the Notes, including any additional interest accrued on the deferred interest, the Issuers may again defer interest payments on the Notes as described above, but not beyond the maturity date of the Notes.

The Issuers will give the Trustee written notice of their election to begin an Optional Deferral Period no later than the Business Day immediately preceding the Record Date for the next Interest Payment Date, which notice shall contain an instruction for the Trustee to forward such notice to the Holders of the Notes. The Issuers’ failure to pay interest on any Interest Payment Date will itself constitute the commencement of an Optional Deferral Period unless the Issuers pay such interest within five Business Days after the Interest Payment Date, whether or not the Issuers provide a notice of deferral.

3.          Subordination

This Note and the Guarantees hereof will be subordinated to Senior Indebtedness of the Issuers and Guarantors as set forth in and to the extent provided in Article VII and Article VIII, respectively, of the Eighth Supplement Indenture.

4.          Paying Agent, Registrar and Service Agent

Initially the Trustee will act as paying agent and registrar.  Initially, CT Corporation System will act as service agent.  The Issuers may appoint and change any paying agent, registrar or service agent without notice.  Holdings or any of its Subsidiaries may act as paying agent, registrar or service agent.

5.          Defaults and Remedies; Waiver

Article VI of the Original Indenture (as amended and supplemented by the Eighth Supplemental Indenture) sets forth the Events of Default and related remedies applicable to the Notes.

6.          Amendment

Article IX of the Original Indenture sets forth the terms by which the Notes and the Indenture may be amended.

7.          Obligations Absolute

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Issuers, which are absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

8.          Sinking Fund

The Notes will not have the benefit of any sinking fund.

9.          Denominations; Transfer; Exchange

The Notes are issuable in registered form without coupons in minimum denominations of $150,000 principal amount and any integral multiple of $1,000 in excess thereof.  When Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of the same Series, the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06 and 9.04 of the Original Indenture).

The Issuers and the Registrar shall not be required (a) to issue, register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Original Indenture and ending at the close of business on the day of selection; (b) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (c) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

10.          Further Issues

The Issuers may from time to time, without the consent of the Holders of the Notes and in accordance with the Indenture, create and issue further notes having the same stated maturity date and other terms under the Indenture as the Notes (except, if applicable, the initial

Interest Payment Date and the initial interest accrual date) so as to form a single Series with the Notes.

11.          Optional Redemption

The Issuers may redeem the Notes, at their option, in whole or in part on one or more occasions at a price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any Interest Payment Date.

12.          Right to Redeem at Rating Agency Event

The Issuers may redeem the Notes, at their option, in whole, but not in part, at 102% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date, at any time within 120 days after a Rating Agency Event.

13.          Right to Redeem at Tax Event

(a)          The Issuers are entitled to redeem the Notes, at the option of the Issuers, at any time in whole but not in part, upon not less than 15 nor more than 45 days’ notice (which notice shall be irrevocable) to the Holders (with a copy to the Trustee) mailed by first-class mail to each Holder’s registered address, or delivered electronically if held by the Depositary, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) and Additional Amounts, if any, in the event that:

(A)          the Issuers have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts with respect to the Notes, and the Issuers cannot avoid such obligation by taking reasonable measures available to the Issuers (a “Change in Withholding Taxes”); or

(B)          there is more than an insubstantial risk that (i) the Notes are not, or will not be, debt for U.S. tax purposes or (ii) that the interest payable on the Notes is not, or will not be, deductible for Irish tax purposes (a “Change in Tax Classification”), in each case, as a result of:

(i)          a change in or an amendment (including any announced prospective change or amendment) to the laws (including any regulations, rulings or protocols promulgated and treaties enacted thereunder) of (i) in the case of a Change in Withholding Taxes, any Relevant Taxing Jurisdiction or (ii) in the case of a Change in Tax Classification, Ireland or the United States or any political subdivision or any authority or agency therein or thereof having power to tax; or

(ii)         any change in or amendment to, or the introduction of, any official position regarding the application, administration or interpretation of such laws, regulations, rulings, protocols or treaties (including a holding, judgment or order by a court of competent jurisdiction); or

(iii)        in the case of a Change in Tax Classification (but not a Change in Withholding Taxes), a threatened challenge asserted in writing in connection with an audit of the Issuers or any of their Subsidiaries or Affiliates, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which change, amendment, introduction of an official position or threatened challenge is announced, asserted or becomes effective on or after the date on which the Notes are issued (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date and for purposes of a Change in Withholding Taxes (but not a Change in Tax Classification), on or after such later date).

(b)          Notwithstanding the foregoing, in the event of a Change in Withholding Taxes, no notice of redemption will be given (i) earlier than 90 days prior to the earliest date on which the Issuers would be obliged to make such payment of Additional Amounts and (ii) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. In the event of a Change in Withholding Taxes, before the Issuers publish or mail or deliver notice of redemption of the Notes as described above, the Issuers will deliver to the Trustee an Officers’ Certificate stating that the Issuers cannot avoid their obligation to pay Additional Amounts by taking reasonable measures available to them and that all conditions precedent to the redemption have been complied with. If the Issuers exercise their redemption right as a result of a Change in Withholding Taxes or a Change in Tax Classification, the Issuers will deliver to the Trustee an Opinion of Counsel from outside counsel stating (i) that all conditions precedent to the redemption have been complied with and (ii) that (a) in the case of a Change in Withholding Taxes, the Issuers would be obligated to pay Additional Amounts or (b) in the case of a Change in Tax Classification, there is more than an insubstantial risk that (i) the Notes are not, or will not be, debt for U.S. tax purposes or (ii) that the interest payable on the Notes is not, or will not be, deductible for Irish tax purposes, in each case as a result of a change, amendment, introduction of an official position or threatened challenge described above, as applicable.

(c)          In the case of a Change in Withholding Taxes, this Section will apply mutatis mutandis to any jurisdiction in which any successor Person to an Issuer is incorporated or organized or any political subdivision or taxing authority or agency thereof or therein.

14.          Persons Deemed Owners

The ownership of Notes shall be proved by the register maintained by the Registrar.

15.          No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Issuers, as such, will have any liability for any obligations of the Issuers under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

16.          Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money and/or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

17.          Unclaimed Money

Any money deposited with the Trustee or any Paying Agent, or then held by an Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or, if then held by an Issuer, shall be discharged from such trust.  Thereafter the Holder of such Note shall look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

18.          Trustee Dealings with the Issuers

Subject to certain limitations imposed by the TIA, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or co paying agent may do the same with like rights.

19.          Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.          CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.          Governing Law

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him or her.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee†:

†	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuers pursuant to Section 5.01 of the Eighth Supplemental Indenture, check the box:  ☐

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 5.01 of the Eighth Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE2

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

[2]	This schedule should be included only if the Note is issued in Global Form.